Exhibit 99.1

DIRECTV Announces First Quarter 2015 Results

DIRECTV Adds 279,000 Net New Subscribers in the Quarter.

  PanAmericana surpasses 7 million cumulative subscribers in the quarter by adding 178,000 net new customers.
  DIRECTV U.S. adds 60,000 net new customers in the quarter driven by the lowest first quarter average monthly churn rate in six years of 1.37%.

DIRECTV U.S. Revenues Increase 6% in the Quarter Including a 5.5% Increase in ARPU.

DIRECTV Free Cash Flow Increases 5% to $927 million.

DIRECTV Generates Diluted EPS of $1.44.

EL SEGUNDO, Calif.--(BUSINESS WIRE)--May 5, 2015--Today DIRECTV (NASDAQ:DTV) reported first quarter 2015 results highlighted by solid subscriber growth across the Americas and strong revenue growth at DIRECTV U.S. resulting from improved ARPU and churn performance.

“Our U.S. business generated another strong quarter of results, further demonstrating our company's strong execution, as well as product and brand leadership,” said Mike White, president and CEO of DIRECTV. “In the quarter, our focus on high-quality new customers combined with an improving economy to enable our lowest first quarter churn rate in six years. Just as impressive was our highest first quarter ARPU growth in five years, as we continue to generate demand for higher-end services and packages, as well as successfully pass through programming cost increases to our customers." White added, "In Latin America, challenging foreign exchange headwinds in Brazil weighed on our U.S. dollar results. However, performance in PanAmericana, excluding Venezuela, is exceeding our expectations as the unit grew revenues 19% and OPBDA 33% in U.S. dollar terms." White finished, "We remain confident that our transaction with AT&T will close in the second quarter, and we are excited to carry our strong operating momentum forward to help create a unique new market leading company."

DIRECTV'S Operational Review

DIRECTV Consolidated	Three Months Ended March 31,
Dollars in Millions except Earnings per Common Share	2015	2014
Revenues	$8,143	$7,855
†Adjusted Operating Profit Before Depreciation and Amortization(1)	2,117	2,222
Adjusted OPBDA Margin(1)	26.0%	28.3%
Adjusted Operating Profit	1,387	1,508
Adjusted Operating Profit Margin	17.0%	19.2%
Adjusted Net Income Attributable to DIRECTV	730	842
Adjusted Diluted Earnings Per Common Share	$1.44	$1.63
Capital Expenditures and Cash Flow
Cash paid for property and equipment	165	199
Cash paid for subscriber leased equipment - subscriber acquisitions	304	245
Cash paid for subscriber leased equipment - upgrade and retention	144	206
Cash paid for satellites	96	54
Cash Flow Before Interest and Taxes(2)	1,272	1,285
Free Cash Flow(3)	927	886
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization	—	281
Operating Profit	—	281
Net Income Attributable to DIRECTV	—	281
Diluted Earnings Per Common Share	$—	$0.55
Reported Financial Results
Reported Operating Profit Before Depreciation and Amortization(1)	2,117	1,941
Reported OPBDA Margin(1)	26.0%	24.7%
Reported Operating Profit	1,387	1,227
Reported Operating Profit Margin	17.0%	15.6%
Reported Net Income Attributable to DIRECTV	730	561
Reported Diluted Earnings Per Common Share	$1.44	$1.09

†"Adjusted" financial results exclude the impact of the charges associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela in 2014 as detailed in the table above. See footnote 4 for additional information.

First Quarter Review

DIRECTV's first quarter revenues of $8.14 billion increased 4% principally due to strong ARPU growth at DIRECTV U.S. First quarter 2015 adjusted OPBDA and adjusted operating profit declined to $2.12 billion and $1.39 billion, respectively, while adjusted OPBDA margin and adjusted operating profit margin declined to 26.0% and 17.0%, respectively. The decline in margin was primarily due to lower margins at Sky Brasil mainly due to customer system migration issues, higher programming and subscriber acquisition expenses at DIRECTV U.S. and increased general and administrative expenses, mainly at the Sports Networks, Eliminations and Other segment primarily due to merger related costs of $26 million in 2015. Reported OPBDA increased 9% to $2.12 billion and reported operating profit decreased to $1.39 billion.

First quarter adjusted net income attributable to DIRECTV declined to $730 million and adjusted diluted earnings per share fell to $1.44 in the quarter mainly due to the lower adjusted operating profit, as well as a $31 million pre-tax non-cash loss associated with the revaluation of U.S. dollar denominated net liabilities in Brazil compared to a $6 million gain in the prior year period recorded in "Other, net" on the Consolidated Statements of Operations. These declines were partially offset by the impact of lower tax expense primarily due to the lower adjusted pre-tax income.

Cash flow before interest and taxes2 declined slightly in the quarter to $1.27 billion mainly due to spending on transaction integration. Free cash flow3 increased 5% to $927 million compared to the first quarter of 2014 primarily due to lower cash tax payments and lower net interest payments compared to the year ago period. Also during the quarter, but not included in free cash flow, was a March 2015 debt redemption by DIRECTV U.S. of $1.20 billion principal amount of 3.550% senior notes due in 2015.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

DIRECTV U.S.	Three Months Ended March 31,
Dollars in Millions except ARPU	2015	2014
Revenues	$6,458	$6,087
Average Monthly Revenue per Subscriber (ARPU) ($)	105.62	100.16
ARPU Growth	5.5%	4.3%
Operating Profit Before Depreciation and Amortization(1)	1,687	1,669
OPBDA Margin(1)	26.1%	27.4%
Operating Profit	1,249	1,243
Operating Profit Margin	19.3%	20.4%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	136	144
Cash paid for subscriber leased equipment - subscriber acquisitions	115	117
Cash paid for subscriber leased equipment - upgrade and retention	86	110
Cash paid for satellites	45	11
Cash Flow Before Interest and Taxes(2)	1,107	1,067
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	895	891
Average Monthly Subscriber Churn	1.37%	1.45%
Net Subscriber Additions	60	12
Cumulative Subscribers	20,412	20,265

First Quarter Review

In the quarter, DIRECTV U.S. revenues increased 6% to $6.46 billion compared with the first quarter of 2014 primarily due to strong ARPU growth along with a larger subscriber base. ARPU increased 5.5% to $105.62 mostly due to price increases on programming packages and regional sports networks, higher set-top box lease fees, increased advanced receiver service fees, a reduction in new customer credits, as well as increased commercial business revenues, warranty program fees and ad sales. These improvements were partially offset by increased promotional offers to existing customers.

DIRECTV U.S. net subscriber additions of 60,000 were 48,000 higher than the first quarter of 2014 primarily due to a lower average monthly churn rate. The churn rate in the quarter declined 8 basis points to 1.37% compared to the prior year period mainly due to a continued focus on attracting higher quality new subscribers and improved macroeconomic conditions which resulted in higher customer pay rates, as well as successful winback offers. Gross additions of 895,000 were relatively unchanged from the prior year period. DIRECTV U.S. ended the quarter with 20.41 million subscribers.

First quarter OPBDA and operating profit both increased 1% to $1.69 billion and $1.25 billion, respectively. OPBDA margin and operating profit margin declined to 26.1% and 19.3%, respectively. The change in margins was principally due to higher programming costs primarily related to programming supplier rate increases. The margin decline was also impacted by higher subscriber acquisition expenses driven by an increase in higher quality customers coming from the consumer electronics distribution channel, higher ancillary equipment costs, as well as higher retention and upgrade costs mainly resulting from improved results from our customer winback campaigns. Also impacting the comparison was a one time favorable adjustment to programming costs resulting from the resolution of a prior year programming dispute.

DIRECTV Latin America

DIRECTV Latin America	Three Months Ended March 31,
Dollars in Millions except ARPU	2015	2014
Revenues	$1,635	$1,721
Average Monthly Revenue per Subscriber (ARPU) ($)	43.32	48.83
Adjusted Operating Profit Before Depreciation and Amortization(1)	445	540
Adjusted OPBDA Margin(1)	27.2%	31.4%
Adjusted Operating Profit	156	255
Adjusted Operating Profit Margin	9.5%	14.8%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	28	56
Cash paid for subscriber leased equipment - subscriber acquisitions	189	128
Cash paid for subscriber leased equipment - upgrade and retention	58	96
Cash paid for satellites	45	38
Cash Flow Before Interest and Taxes(2)	129	204
Subscriber Data(4) (in 000's except Churn)
Gross Subscriber Additions	1,103	1,111
Average Monthly Total Subscriber Churn(5)	2.34%	2.13%
Average Monthly Post-paid Subscriber Churn(5)	2.15%	1.85%
Net Subscriber Additions(5)	219	361
Cumulative Subscribers(5)	12,690	11,929
Reported Financial Results
Reported Operating Profit Before Depreciation and Amortization(1)	445	259
Reported OPBDA Margin(1)	27.2%	15.0%
Reported Operating Profit (Loss)	156	(26)
Reported Operating Profit Margin	9.5%	NM*

* Percentage not meaningful

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 6.77 million subscribers as of March 31, 2015, bringing the total subscribers in the region to 19.46 million.

Sky Brasil Segment

Sky Brasil	Three Months Ended March 31,
Dollars in Millions except ARPU	2015	2014
Revenues	$795	$939
Average Monthly Revenue per Subscriber (ARPU) ($)	46.80	57.67
Operating Profit Before Depreciation and Amortization(1)	199	311
OPBDA Margin(1)	25.0%	33.1%
Operating Profit	54	148
Operating Profit Margin	6.8%	15.8%
Other data:
Total Capital Expenditures	182	161
Net Subscriber Additions(4)(5) (in 000's)	41	109
Cumulative Subscribers(4)(5) (in 000's)	5,684	5,480

First Quarter Review

Excluding changes in foreign exchange rates, Sky Brasil's first quarter revenues increased 2% versus the first quarter of 2014 as a 4% increase in the average number of subscribers was partially offset by a 2% decline in local currency ARPU. System migration of customers in the quarter impacted subscriber revenues resulting in the lower ARPU. When factoring in unfavorable changes in foreign exchange rates, Sky Brasil's ARPU declined 18.8% to $46.80 compared to last year's first quarter and revenues decreased to $795 million.

First quarter net subscriber additions of 41,000 were lower than the prior year as increased gross additions were more than offset by higher total average monthly churn. The increase in gross additions was driven by higher advanced product sales. Total churn increased due to a combination of factors including issues related to the migration of key systems that impacted existing subscribers, a higher mix of mass market subscribers, particularly pre-paid customers, and a challenging economic and competitive environment.

Also in the first quarter, Sky Brasil OPBDA and operating profit declined to $199 million and $54 million, respectively and OPBDA margin and operating profit margin decreased to 25.0% and 6.8%, respectively. The margin declines were primarily due to the issues related to system migration of customers which impacted revenues as well as customer service and general and administrative expenses. Also impacting margins were higher subscriber acquisition costs associated with advanced product sales, and the continued rollout of a new broadband service.

PanAmericana and Other Segment

PanAmericana and Other	Three Months Ended March 31,
Dollars in Millions except ARPU	2015	2014
Revenues	$840	$782
Average Monthly Revenue per Subscriber (ARPU) ($)	40.47	41.23
†Adjusted Operating Profit Before Depreciation and Amortization(1)	246	229
Adjusted OPBDA Margin(1)	29.3%	29.3%
Adjusted Operating Profit	102	107
Adjusted Operating Profit Margin	12.1%	13.7%
Other data:
Total Capital Expenditures	138	157
Net Subscriber Additions (in 000's)	178	252
Cumulative Subscribers (in 000's)	7,006	6,449
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization	—	281
Operating Profit	—	281
Reported Financial Results
Reported Operating Profit (Loss) Before Depreciation and Amortization(1)	246	(52)
Reported OPBDA Margin(1)	29.3%	NM*
Reported Operating Profit (Loss)	102	(174)
Reported Operating Profit Margin	12.1%	NM*

†"Adjusted" financial results exclude the impact of the charges associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela as detailed in the table above. See footnote 4 for additional information.
* Percentage not meaningful

First Quarter Review

Excluding changes in foreign exchange rates, first quarter revenues in the PanAmericana and Other Segment grew 42% versus the prior year driven by a 9% increase in the average number of subscribers and a 30% increase in local currency ARPU. The increase in local currency ARPU was principally due to price increases and growth in advanced services, partially offset by the higher penetration of lower ARPU mass market subscribers. When factoring in unfavorable changes in foreign exchange rates, revenues increased 7% to $840 million, while ARPU declined 1.8% to $40.47 compared to the first quarter of 2014.

First quarter subscriber net additions of 178,000 were lower than the prior year period mainly due to a decline in prepaid gross additions mainly in Argentina and Peru, as well as an increase in demand in the first quarter of 2014 in advance of the World Cup soccer tournament. Also in the quarter, average monthly subscriber churn rates improved in part driven by improved prepaid reconnection rates.

Adjusted OPBDA increased 7% to $246 million in the current quarter, while adjusted OPBDA margin was unchanged at 29.3%. OPBDA margin improvements resulting from increased scale, reduced subscriber acquisition costs mainly resulting from the lower gross additions and a prior year performance rights settlement charge in Argentina were offset by the timing of price increases and the impact on average margins from currency depreciation in Venezuela. In addition, adjusted operating profit decreased to $102 million and adjusted operating profit margin declined to 12.1% due to the impact of higher depreciation and amortization resulting from increased leased equipment and infrastructure capital expenditures. Reported OPBDA and reported operating profit increased to $246 million and $102 million, respectively.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's first quarter 2015 earnings call will be available on the company's website at investor.directv.com. The webcast will begin at 2:00 p.m. ET, today May 5, 2015. Access to the earnings call is also available in the United States by dialing (888) 297-0353 and internationally by dialing (719) 457-2729. The conference ID number is 5928522. A replay of the call will also be archived on our website at investor.directv.com.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2014 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) In February 2013, the Venezuelan government announced a devaluation of the bolivar from the official exchange rate of 4.3 bolivars per U.S. dollar to an official rate of 6.3 bolivars per U.S. dollar. Also in the first quarter of 2013, the Venezuelan government announced an additional currency exchange system, the Sistema Complementario de Administración de Divisas, or SICAD 1, intended to function as an auction system for participants to exchange bolivars for U.S. dollars. Effective January 24, 2014, the Venezuelan government announced that dividends and royalties would be subject to the SICAD 1 program. We believe the SICAD 1 rate is the most representative rate to use for remeasurement, as the official rate of 6.3 bolivars per U.S. dollar will likely be reserved only for the settlement of U.S. dollar denominated obligations related to purchases of essential goods and services, and the equity of our Venezuelan subsidiary would be realized, if at all, through permitted dividends paid at the SICAD 1 rate. Therefore, as of March 31, 2014, we are remeasuring our Venezuelan subsidiary's financial statements in U.S. dollars using the exchange rate determined by periodic auctions under SICAD 1, which was 10.7 bolivars per U.S. dollar at that date. Until that date, we used the official exchange rate of 6.3 bolivars per U.S. dollar. As a result of the remeasurement, we recorded a pre-tax (and after-tax) charge of $281 million in the first quarter of 2014 related to the remeasurement of the bolivar denominated net monetary assets of our Venezuelan subsidiary. This charge is listed as "Venezuelan currency devaluation charge" in the Consolidated Statements of Operations. Beginning in the second quarter of 2014, we are remeasuring the results of the Venezuelan subsidiary at the weighted-average rate of SICAD 1 auctions during the reporting period, and remeasuring the net monetary asset balance at the period-end rate based on the latest auction. The period-end rates based on the latest auctions was 10.6 as of June 30, 2014 and 12.0 bolivars per U.S. dollar as of September 30, 2014, December 31, 2014 and March 31, 2015.

(5) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; merger risks; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to over 20 million customers in the United States and over 19 million customers in Latin America. DIRECTV sports and entertainment properties include ownership interests and management of four Regional Sports Networks: ROOT SPORTS Rocky Mountain, Pittsburgh, Southwest and Northwest; and has minority ownership interests in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$8,143	$7,855
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,576	3,383
Subscriber service expenses	581	551
Broadcast operations expenses	117	97
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	888	827
Upgrade and retention costs	350	321
General and administrative expenses	514	454
Venezuelan currency devaluation charge	—	281
Depreciation and amortization expense	730	714
Total operating costs and expenses	6,756	6,628
Operating profit	1,387	1,227
Interest income	22	13
Interest expense	(245)	(232)
Other, net	7	57
Income before income taxes	1,171	1,065
Income tax expense	(441)	(496)
Net income	730	569
Less: Net income attributable to noncontrolling interest	—	(8)
Net income attributable to DIRECTV	$730	$561
Basic earnings attributable to DIRECTV per common share	$1.45	$1.10
Diluted earnings attributable to DIRECTV per common share	$1.44	$1.09
Weighted average number of common shares outstanding (in millions):
Basic	503	511
Diluted	507	515

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	March 31, 2015	December 31, 2014
Current assets
Cash and cash equivalents	$4,284	$4,635
Accounts receivable, net of allowances of $92 and $109	2,635	2,800
Inventories	334	299
Deferred income taxes	71	68
Prepaid expenses and other	722	1,017
Total current assets	8,046	8,819
Satellites, net	3,045	3,040
Property and equipment, net	6,455	6,721
Goodwill	3,877	3,929
Intangible assets, net	954	994
Investments and other assets	1,924	1,956
Total assets	$24,301	$25,459
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,639	$5,048
Unearned subscriber revenues and deferred credits	570	584
Current debt	2,355	1,327
Total current liabilities	7,564	6,959
Long-term debt	17,058	19,485
Deferred income taxes	1,606	1,726
Other liabilities and deferred credits	2,353	2,117
Commitments and contingencies
Total stockholders' deficit	(4,280)	(4,828)
Total liabilities and stockholders' deficit	$24,301	$25,459

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net income	$730	$569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	730	714
Venezuelan currency devaluation charge	—	281
Amortization of deferred revenues and deferred credits	(11)	(12)
Share-based compensation expense	27	20
Equity in earnings from unconsolidated affiliates	(33)	(44)
Net foreign currency transaction loss (gain)	31	(6)
Dividends received	7	—
Net gains from sale of investments	—	(2)
Deferred income taxes	44	84
Excess tax benefit from share-based compensation	(31)	(22)
Other	6	15
Change in other operating assets and liabilities:
Accounts receivable	151	98
Inventories	(37)	(36)
Prepaid expenses and other	293	303
Accounts payable and accrued liabilities	(358)	(397)
Unearned subscriber revenue and deferred credits	3	43
Other, net	84	(18)
Net cash provided by operating activities	1,636	1,590
Cash Flows From Investing Activities
Cash paid for property and equipment	(613)	(650)
Cash paid for satellites	(96)	(54)
Investment in companies, net of cash acquired	(10)	(4)
Proceeds from sale of investments	—	4
Other, net	3	(3)
Net cash used in investing activities	(716)	(707)

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS-(continued)
(Dollars in Millions)
(Unaudited)
	Three Months Ended March 31,
	2015	2014
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	—	105
Proceeds from short-term borrowings	—	90
Repayment of short-term borrowings	—	(200)
Proceeds from long-term debt	17	1,260
Debt issuance costs	—	(6)
Repayment of long-term debt	(1,226)	(11)
Repayment of other long-term obligations	(29)	(15)
Common shares repurchased and retired	—	(895)
Taxes paid in lieu of shares issued for share-based compensation	(64)	(57)
Excess tax benefit from share-based compensation	31	22
Other, net	—	(26)
Net cash provided by (used in) in financing activities	(1,271)	267
Effect of exchange rate changes on Venezuelan cash and cash equivalents	—	(316)
Net increase (decrease) in cash and cash equivalents	(351)	834
Cash and cash equivalents at beginning of the period	4,635	2,180
Cash and cash equivalents at end of the period	$4,284	$3,014
Supplemental Cash Flow Information
Cash paid for interest	$318	$328
Cash paid for income taxes	49	84

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended March 31,
	2015	2014
DIRECTV U.S.
Revenues	$6,458	$6,087
Operating profit before depreciation and amortization (1)	1,687	1,669
Operating profit before depreciation and amortization margin (1)	26.1%	27.4%
Operating profit	$1,249	$1,243
Operating profit margin	19.3%	20.4%
Depreciation and amortization	$438	$426

SKY BRASIL
Revenues	$795	$939
Operating profit before depreciation and amortization (1)	199	311
Operating profit before depreciation and amortization margin (1)	25.0%	33.1%
Operating profit	$54	$148
Operating profit margin	6.8%	15.8%
Depreciation and amortization	$145	$163

PANAMERICANA AND OTHER
Revenues	$840	$782
Operating profit (loss) before depreciation and amortization (1)	246	(52)
Operating profit before depreciation and amortization margin (1)	29.3%	NM*
Operating profit (loss)	$102	$(174)
Depreciation and amortization	$144	$122

SPORTS NETWORKS, ELIMINATIONS AND OTHER
Revenues	$50	$47
Operating profit (loss) before depreciation and amortization (1)	(15)	13
Operating profit (loss)	(18)	10
Depreciation and amortization	3	3

TOTAL
Revenues	$8,143	$7,855
Operating profit before depreciation and amortization (1)	2,117	1,941
Operating profit before depreciation and amortization margin (1)	26.0%	24.7%
Operating profit	$1,387	$1,227
Operating profit margin	17.0%	15.6%
Depreciation and amortization	$730	$714
* Percentage not meaningful
(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$6,458	$6,087
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,998	2,768
Subscriber service expenses	385	359
Broadcast operations expenses	81	72
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	703	648
Upgrade and retention costs	308	281
General and administrative expenses	296	290
Depreciation and amortization expense	438	426
Total operating costs and expenses	5,209	4,844
Operating profit	1,249	1,243
Interest income	3	1
Interest expense	(231)	(223)
Other, net	8	5
Income before income taxes	1,029	1,026
Income tax expense	(379)	(381)
Net income	$650	$645

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	March 31, 2015	December 31, 2014
Current assets
Cash and cash equivalents	$2,825	$3,211
Accounts receivable, net of allowances of $58 and $66	2,229	2,354
Inventories	308	270
Prepaid expenses and other	528	804
Total current assets	5,890	6,639
Satellites, net	1,713	1,717
Property and equipment, net	3,841	3,891
Goodwill	3,191	3,191
Intangible assets, net	509	512
Other assets	720	769
Total assets	$15,864	$16,719
LIABILITIES AND OWNER'S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,657	$4,048
Unearned subscriber revenues and deferred credits	397	398
Current debt	2,249	1,200
Total current liabilities	6,303	5,646
Long-term debt	16,936	19,327
Deferred income taxes	1,748	1,769
Other liabilities and deferred credits	920	687
Commitments and contingencies
Owner's deficit	(10,043)	(10,710)
Total liabilities and owner's deficit	$15,864	$16,719

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net income	$650	$645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	438	426
Amortization of deferred revenues and deferred credits	(11)	(12)
Share-based compensation expense	20	15
Deferred income taxes	59	29
Excess tax benefit from share-based compensation	(23)	(18)
Other	(6)	2
Change in other operating assets and liabilities:
Accounts receivable	151	111
Inventories	(38)	(34)
Prepaid expenses and other	289	279
Accounts payable and accrued liabilities	(409)	(360)
Unearned subscriber revenue and deferred credits	(1)	33
Other, net	69	13
Net cash provided by operating activities	1,188	1,129
Cash Flows From Investing Activities
Cash paid for property and equipment	(136)	(144)
Cash paid for subscriber leased equipment - subscriber acquisitions	(115)	(117)
Cash paid for subscriber leased equipment - upgrade and retention	(86)	(110)
Cash paid for satellites	(45)	(11)
Investment in companies, net of cash acquired	(8)	(1)
Proceeds from sale of investments	—	4
Net cash used in investing activities	(390)	(379)
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	—	105
Proceeds from short-term borrowings	—	90
Repayment of short-term borrowings	—	(200)
Proceeds from issuance of long-term debt	—	1,245
Debt issuance costs	—	(6)
Repayment of long-term debt	(1,200)	—
Repayment of other long-term obligations	(7)	(6)
Cash dividends paid to Parent	—	(1,000)
Excess tax benefit from share-based compensation	23	18
Other, net	—	(26)
Net cash provided by (used in) financing activities	(1,184)	220
Net increase (decrease) in cash and cash equivalents	(386)	970
Cash and cash equivalents at beginning of the period	3,211	797
Cash and cash equivalents at end of the period	$2,825	$1,767
Supplemental Cash Flow Information
Cash paid for interest	$305	$320
Cash paid (refunded) for income taxes	(1)	1

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended March 31,
	2015	2014
Cash Flow Before Interest and Taxes	$1,272	$1,285
Adjustments:
Cash paid for interest	(318)	(328)
Interest income	22	13
Income taxes paid	(49)	(84)
Subtotal - Free Cash Flow	927	886
Add Cash Paid For:
Property and equipment	613	650
Satellites	96	54
Net Cash Provided by Operating Activities	$1,636	$1,590
(2) and (3) - See footnotes above

Reconciliation of Reported Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended March 31,
	2015	2014
Operating profit before depreciation and amortization	$2,117	$1,941
Subtract: Depreciation and amortization	730	714
Operating profit	$1,387	$1,227

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which is expected to be filed with the SEC in May 2015.

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

DIRECTV
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2015	2014
Revenues	$8,143	$7,855

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$2,117	$2,222
OPBDA growth excluding Venezuelan currency devaluation charge	(4.7)%
Subtract: Venezuelan currency devaluation charge	—	281
Operating profit before depreciation and amortization	2,117	1,941
Subtract: Depreciation and amortization	730	714
Operating profit	$1,387	$1,227
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	26.0%	28.3%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2015	2014
Revenues	$8,143	$7,855

Operating profit excluding the Venezuelan currency devaluation charge	$1,387	$1,508
Operating profit growth excluding Venezuelan currency devaluation charge	(8.0)%
Subtract: Venezuelan currency devaluation charge	—	281
Operating profit	$1,387	$1,227
Operating profit margin excluding the Venezuelan currency devaluation charge	17.0%	19.2%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge) to Net Income
	Three Months Ended March 31,
	2015	2014
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge	$730	$842
Subtract: Venezuelan after-tax currency devaluation charge	—	281
Net income attributable to DIRECTV	$730	$561
Net Income growth excluding Venezuelan currency devaluation charge	(13.3)%
Diluted Weighted Average Shares	507	515
Adjusted Diluted Earnings Per Common Share	$1.44	$1.63
Adjusted Diluted Earnings Per Common Share growth excluding Venezuelan currency devaluation charge	(11.7)%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended March 31,
	2015	2014
Cash Flow Before Interest and Taxes	$129	$204
Adjustments:
Cash paid for interest	(19)	(13)
Interest income	19	13
Income taxes paid	(47)	(89)
Add Cash Paid For:
Property and equipment	28	56
Subscriber leased equipment - subscriber acquisitions	189	128
Subscriber leased equipment - upgrade and retention	58	96
Satellites	45	38
Net Cash Provided by Operating Activities	$402	$433
(2) and (3) - See footnotes above

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2015	2014
Revenues	$1,635	$1,721

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$445	$540
OPBDA growth excluding Venezuelan currency devaluation charge	(17.6)%
Subtract: Venezuelan currency devaluation charge	—	281
Operating profit before depreciation and amortization	445	259
Subtract: Depreciation and amortization	289	285
Operating profit (loss)	$156	$(26)
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	27.2%	31.4%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2015	2014
Revenues	$1,635	$1,721

Operating profit excluding the Venezuelan currency devaluation charge	$156	$255
Operating Profit growth excluding Venezuelan currency devaluation charge	(38.8)%
Subtract: Venezuelan currency devaluation charge	—	281
Operating profit (loss)	$156	$(26)
Operating profit margin excluding the Venezuelan currency devaluation charge	9.5%	14.8%

PanAmericana and Other Segment Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

PanAmericana and Other Segment
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2015	2014
Revenues	$840	$782

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$246	$229
OPBDA growth excluding Venezuelan currency devaluation charge	7.4%
Subtract: Venezuelan currency devaluation charge	—	281
Operating profit (loss) before depreciation and amortization	246	(52)
Subtract: Depreciation and amortization	144	122
Operating profit (loss)	$102	$(174)
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	29.3%	29.3%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2015	2014
Revenues	$840	$782

Operating profit excluding the Venezuelan currency devaluation charge	$102	$107
Operating Profit growth excluding Venezuelan currency devaluation charge	(4.7)%
Subtract: Venezuelan currency devaluation charge	—	281
Operating profit (loss)	$102	$(174)
Operating profit margin excluding the Venezuelan currency devaluation charge	12.1%	13.7%

DIRECTV U.S. Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended March 31,
	2015	2014
Operating profit	$1,249	$1,243
Adjustments:
Subscriber acquisition costs (expensed)	703	648
Depreciation and amortization	438	426
Cash paid for subscriber leased equipment - upgrade and retention	(86)	(110)
Pre-SAC Margin	$2,304	$2,207
Pre-SAC Margin as a percentage of revenue	35.7%	36.3%

Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended March 31,
	2015	2014
Cash Flow Before Interest and Taxes	$1,107	$1,067
Adjustments:
Cash paid for interest	(305)	(320)
Interest income	3	1
Income taxes paid	1	(1)
Add Cash Paid For:
Property and equipment	136	144
Subscriber leased equipment - subscriber acquisitions	115	117
Subscriber leased equipment - upgrade and retention	86	110
Satellites	45	11
Net Cash Provided by Operating Activities	$1,188	$1,129

(2) and (3) - See footnotes above
* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

DIRECTV U.S. Non-GAAP Financial Measure SAC Calculations
(Dollars in Millions, Except Per Subscriber Amounts)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
SAC Calculation
	Three Months Ended March 31,
	2015	2014
Subscriber acquisition costs (expensed)	$703	$648
Cash paid for subscriber leased equipment - subscriber acquisitions	115	117
Total acquisition costs	$818	$765
Gross subscriber additions (000's)	895	891
Average subscriber acquisition costs - per subscriber (SAC)	$914	$859

CONTACT:
DIRECTV
Media Contact: Darris Gringeri, (212) 205-0882
Investor Relations: (310) 964-0808